Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 6, 2025, is by and among Freight Technologies, Inc., a corporation organized under the laws of the British Virgin Islands, with offices located at 2001 Timberloch Place, Suite 500, The Woodlands, TX 77380 (the “Company”), and the purchaser listed on the signature page hereto ( “Purchaser”).

WHEREAS, the Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.

PURCHASE AND CLOSINGS

1.1 Purchase and Sale of Securities. Subject to the satisfaction or waiver of the conditions set forth herein, the Company hereby agrees to sell, and Purchaser agrees to purchase from the Company, (i) 12,540,000 Series B Preferred Shares of the Company, par value $0.0001 per share (“Series B Preferred Shares”) at an offering price of $$9,333.06 or $0.000744263 per Series B Preferred Share and (ii) 126,005 Series A4 Preferred Shares of the Company, par value $0.0001 per share (“Series A Preferred Shares”, and together with the Series B Preferred Shares, the “Purchaser Securities”) at an offering price of $$490,666.94 or $3.8940275 per Series A Preferred Share, for a total purchase price of $500,000, on the terms set forth in this Agreement. For the purposes of this Agreement, “Investment Amount” means the “investment amount” indicated below Purchaser’s name on its signature page of this Agreement.

1.2 Closing. At Closing, the Company will deliver to Purchaser a statement of ownership of the Purchaser Securities, held in book-entry form, and all other documents, instruments and writings required to be delivered pursuant to this Agreement, on the date hereof (the “Closing Date”). The closing of the purchase of the Purchaser Securities shall occur at the offices of Pryor Cashman LLP, at such time and location as the parties hereto shall mutually agree (the “Closing”).

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Purchaser as of the date hereof, and as of the Closing:

(a) Power and Authority. Company has full authority and power to execute and deliver this Agreement and perform its obligations arising thereunder and to sell the Purchaser Securities to Purchaser as provided herein. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally.

(b) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated thereby do not and will not result in a breach or violation of, or constitute a default under (with or without notice or lapse of time), any agreement or instrument to which the Company or any of its properties is bound or affected, and will not violate or conflict with any judgment, decree or order of any court or other governmental agency or any law, rule or regulation applicable to the Company.

2.2 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to the Company as of the date hereof, and as of the Closing.

(a) Organization. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full right, corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder.

(b) Authorization; Enforcement. Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed by such Purchaser, and constitutes the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except for the Enforceability Exceptions.

(c) Investment Intent. Purchaser is acquiring the Purchaser Securities as principal for its own account for investment purposes only and not with a view to, in connection with, or for purposes of distributing or reselling such Purchaser Securities or any part thereof, has no present intention of distributing or reselling any of such Purchaser Securities and has no arrangement, agreement, or understanding (directly or indirectly) with any other persons regarding the distribution or resale of any such Purchaser Securities (provided, however, that this representation and warranty shall not in any way limit Purchaser’s right to sell the Purchaser Securities pursuant to any registration statement or otherwise in compliance with applicable federal and state securities laws).

(d) Purchaser Status. At the time Purchaser was offered the Purchaser Securities, it was, and at the date hereof it is, and as of the Closing it will be, an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act). Purchaser is acquiring the Purchaser Securities hereunder in the ordinary course of its business. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(e) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchaser Securities, and has evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Purchaser Securities and is able to afford a complete loss of such investment.

(f) Access to Information. Purchaser acknowledges that it has reviewed the reports that the Company has filed with the SEC (“Commission Reports”) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the Company concerning the terms and conditions of the offering of the Purchaser Securities and the merits and risks of investing in the Purchaser Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the Commission Reports.

(g) Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to purchase the Purchaser Securities pursuant to this Agreement, such decision has been independently made by such Purchaser and Purchaser confirms that it has only relied on the advice of its own business and/or legal counsel.

ARTICLE III.

MISCELLANEOUS

3.1 Entire Agreement. This Agreement, together with the exhibits and schedules thereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such agreement, exhibits and schedules.

3.2 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

3.3 Governing Law; Successors; Third-Party Beneficiaries. This Agreement shall be governed and interpreted in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement is made solely and specifically between and for the benefit of the parties hereto and no other person shall have or be entitled to any rights hereunder on account of or as a third-party beneficiary or otherwise.

3.4 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.

3.5 Severability; Enforcement. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

3.6 Fees. The Company shall reimburse Pryor Cashman LLP (counsel to the Purchaser) in an aggregate non-accountable amount of $15,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with the drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

FREIGHT TECHNOLOGIES, INC.

By:	/s/ Javier Selgas
Name:	Javier Selgas
Title:	Chief Executive Officer

Address for Notice:

2001 Timberloch Place, Suite 500,
The Woodlands, TX 77380

PURCHASER

FREIGHT OPPORTUNITIES LLC

By:	/s/Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Authorized Signatory

Investment Amount for Series B Preferred Shares: $9,333.06
Investment Amount for Series A4 Preferred Shares: $490,666.94

Address for Notice:

1 Penn Plaza Suite 4810
New York NY 10119

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